UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Brandywine Realty Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On May 3, 2024, Terri A. Herubin notified Brandywine Realty Trust (the “Company”) of her resignation from the Company’s Board of Trustees (the “Board”), effective May 31, 2024. Ms. Herubin advised the Company that her decision to resign from the Board is due to employment requirements of a firm with which she has accepted an offer of employment, which precludes her from serving on the board of a publicly-traded company, and does not relate to any disagreement on matters relating to the Company’s operations, policies or practices. Ms. Herubin has served as a Trustee since 2018 and the Board expressed its appreciation to her for her service to the Company.